Exhibit 99.1

FOR IMMEDIATE RELEASE Thursday, October 22, 2009	IR CONTACT:	Deborah Crawford VP, Investor Relations 408 540-3712

	PR CONTACT:	Steve Swasey
VP, Corporate Communications
408 540-3947

Netflix Announces Q3 2009 Financial Results

Subscribers – 11.1 million

Revenue – $423.1 million

GAAP Net Income – $30.1 million

GAAP EPS – $0.52 per diluted share

LOS GATOS, Calif., October 22, 2009 – Netflix, Inc. (Nasdaq: NFLX) today reported results for the third quarter ended September 30, 2009.

“Our business momentum is strong and our third quarter performance keeps us solidly on course for a record 2009,” said Reed Hastings, Netflix co-founder and chief executive officer. “Our differentiated service, which combines DVDs delivered quickly by mail and movies streamed instantly over the Internet, is a key element driving our growth.”

Third-Quarter 2009 Financial Highlights

Subscribers. Netflix ended the third quarter of 2009 with approximately 11,109,000 total subscribers, representing 28 percent year-over-year growth from 8,672,000 total subscribers at the end of the third quarter of 2008 and 5 percent sequential growth from 10,599,000 subscribers at the end of the second quarter of 2009.

Net subscriber change in the quarter was an increase of 510,000 compared to an increase of 261,000 for the same period of 2008 and an increase of 289,000 for the second quarter of 2009.

Gross subscriber additions for the quarter totaled 2,180,000, representing 43 percent year-over-year growth from 1,528,000 gross subscriber additions in the third quarter of 2008 and 13 percent quarter-over-quarter growth from 1,936,000 gross subscriber additions in the second quarter of 2009.

Of the 11,109,000 total subscribers at quarter end, 98 percent, or 10,835,000, were paid subscribers. The other 2 percent, or 274,000, were free subscribers. Paid subscribers represented 98 percent of total subscribers at the end of the third quarter of 2008 and at the end of the second quarter of 2009.

Revenue for the third quarter of 2009 was $423.1 million, representing 24 percent year-over-year growth from $341.3 million for the third quarter of 2008, and a 4 percent sequential increase from $408.5 million for the second quarter of 2009.

Gross margin1 for the third quarter of 2009 was 34.9 percent compared to 34.2 percent for the third quarter of 2008 and 34.1 percent for the second quarter of 2009.

GAAP net income for the third quarter of 2009 was $30.1 million, or $0.52 per diluted share compared to GAAP net income of $20.4 million, or $0.33 per diluted share, for the third quarter of 2008 and GAAP net income of $32.4 million, or $0.54 per diluted share, for the second quarter of 2009. GAAP net income grew 48 percent on a year-over-year basis and GAAP EPS grew 58 percent on a year-over-year basis.

Non-GAAP net income was $32.1 million, or $0.55 per diluted share, for the third quarter of 2009 compared to non-GAAP net income of $22.1 million, or $0.36 per diluted share, for the third quarter of 2008 and non-GAAP net income of $34.4 million, or $0.58 per diluted share, for the second quarter of 2009. Non-GAAP net income grew 45 percent on a year-over-year basis and non-GAAP EPS grew 53 percent on a year-over-year basis.

Non-GAAP net income equals net income on a GAAP basis before stock-based compensation expense, net of taxes.

Stock-based compensation was $3.2 million for the third quarter of 2009, compared to $3.0 million for the third quarter of 2008 and $3.3 million for the second quarter of 2009. Stock-based compensation is presented in the same lines of the Consolidated Statements of Operations as cash compensation paid to the same individuals.

Subscriber acquisition cost2 for the third quarter of 2009 was $26.86 per gross subscriber addition compared to $32.21 for the same period of 2008 and $23.88 for the second quarter of 2009.

Churn3 for the third quarter of 2009 was 4.4 percent compared to 4.2 percent for the third quarter of 2008 and 4.5 percent for the second quarter of 2009. Churn includes free subscribers as well as paying subscribers who elect not to renew their monthly subscription service during the quarter.

Free cash flow4 for the third quarter of 2009 was $25.5 million compared to $26.2 million in the third quarter of 2008 and $26.3 million for the second quarter of 2009.

Cash provided by operating activities for the third quarter of 2009 was $78.3 million compared to $60.5 million for the third quarter of 2008 and $75.3 million for the second quarter of 2009.

[1]	Gross margin is defined as revenues less cost of subscription and fulfillment expenses divided by revenues.
[2]

Subscriber acquisition cost is defined as the total marketing expense, which includes stock-based compensation for marketing personnel, on the Company’s Consolidated Statements of Operations divided by total gross subscriber additions during the quarter.

[3]	Churn is defined as customer cancellations in the quarter divided by the sum of beginning subscribers and gross subscriber additions, divided by three months.
[4]

Free cash flow is defined as cash provided by operating activities and investing activities excluding the non-operational cash flows from purchases and sales of short-term investments and cash flows from investment in business.

Business Outlook

The Company’s performance expectations for the fourth quarter of 2009 and full-year 2009 are as follows:

Fourth-Quarter 2009

•	Ending subscribers of 12 million to 12.3 million, up from 11.6 million to 12 million

•	Revenue of $440 million to $446 million, up from $431 million to $445 million

•	GAAP net income of $21 million to $26 million, unchanged from prior guidance

•	GAAP EPS of $0.38 to $0.47 per diluted share, up from $0.36 to $0.44 per diluted share

Full-Year 2009

•	Ending subscribers of 12 million to 12.3 million, up from 11.6 million to 12 million

•	Revenue of $1.666 billion to $1.672 billion, up from $1.65 billion to $1.67 billion

•	GAAP net income of $106 million to $111 million, up from $99 million to $109 million

•	GAAP EPS of $1.82 to $1.90 per diluted share, up from $1.65 to $1.82 per diluted share

Earnings Call

The Netflix earnings call will be webcast today at 6:00 p.m. Eastern Time / 3:00 p.m. Pacific Time, and may be accessed at http://ir.netflix.com. The call will consist of prepared remarks, followed by a Q&A with questions submitted via email. Please email your questions to dcrawford@netflix.com. The company will read the questions aloud on the call and respond to as many questions as possible. All media inquiries should be directed to Steve Swasey at (408) 540-3947 or sswasey@netflix.com.

Following completion of the call, a replay of the webcast will be available at http://ir.netflix.com. The telephone replay of the call will be available from approximately 6:00 p.m. Pacific Time on October 22, 2009 through midnight on October 26, 2009. To listen to a replay, call (719) 457-0820, access code 6312456.

Use of Non-GAAP Measures

Management believes that non-GAAP net income is a useful measure of operating performance because it excludes the non-cash impact of stock option accounting. In addition, management believes that free cash flow is a useful measure of liquidity because it excludes the non-operational cash flows from purchases and sales of short-term investments, cash flows from investment in business and cash flows from financing activities. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited financial statements.

About Netflix

Netflix, Inc. is the world’s largest online movie rental service, with more than 11 million subscribers. For only $8.99 a month, Netflix members can instantly watch unlimited movies and TV episodes streamed to their TVs and computers and can receive unlimited DVDs delivered quickly to their homes. There are never any due dates or late fees. Netflix members can exchange DVDs as often as they want using a postage-paid return envelope. Members can choose from a vast selection of DVD titles and a growing library of movies and TV episodes that can be watched instantly. Netflix is partnering with leaders in consumer electronics to bring to market a range of devices that can instantly stream movies and TV episodes from Netflix directly to members’ TVs. These devices currently include Blu-ray disc players and new Internet TVs from LG Electronics; Blu-ray disc players from Samsung; the Roku digital video player; Microsoft’s Xbox 360 game console; TiVo digital video recorders; and, soon, Internet TVs from Sony and VIZIO. For more information, visit http://www.netflix.com/.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our subscriber growth, revenue, GAAP net income and earnings per share for the fourth quarter of 2009 and the full-year 2009. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: our ability to attract new subscribers and retain existing subscribers, especially in the current uncertain economic environment; our ability to manage our subscriber acquisition cost as well as the cost of content delivered to our subscribers; fluctuations in consumer usage of our service; the continued availability of content on terms and conditions acceptable to us; maintenance and expansion of device platforms for instant streaming; the deterioration of the U.S. economy and its affect on online commerce or the filmed entertainment industry; conditions that effect our delivery through the U.S. Postal Service, including regulatory changes and postal rate increases; changes in the costs of acquiring DVDs or electronic content; consumer spending on DVDs and related products; disruption in service on our website or with our computer systems; competition and widespread consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2009. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Netflix, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2009	June 30, 2009**	September 30, 2008	September 30, 2009**	September 30, 2008
Revenues	$423,120	$408,509	$341,269	$1,225,727	$1,005,066
Cost of revenues:
Subscription	233,091	227,316	186,573	677,863	567,498
Fulfillment expenses *	42,183	41,927	37,923	125,922	109,890

Total cost of revenues	275,274	269,243	224,496	803,785	677,388

Gross profit	147,846	139,266	116,773	421,942	327,678
Operating expenses:
Technology and development *	30,014	27,119	23,368	81,333	65,821
Marketing *	58,556	46,231	49,217	167,029	144,096
General and administrative *	11,543	13,252	11,742	37,809	38,900
Gain on disposal of DVDs	(1,604)	(118)	(1,628)	(2,819)	(4,724)

Total operating expenses	98,509	86,484	82,699	283,352	244,093

Operating income	49,337	52,782	34,074	138,590	83,585
Other income (expense):
Interest expense on lease financing obligations	(674)	(674)	(677)	(2,018)	(1,781)
Interest and other income (expense)	1,808	866	1,536	4,284	11,600

Income before income taxes	50,471	52,974	34,933	140,856	93,404
Provision for income taxes	20,330	20,531	14,562	55,909	33,110

Net income	$30,141	$32,443	$20,371	$84,947	$60,294

Net income per share:
Basic	$0.54	$0.56	$0.34	$1.48	$0.98
Diluted	$0.52	$0.54	$0.33	$1.43	$0.95
Weighted average common shares outstanding:
Basic	56,146	57,872	60,408	57,576	61,651
Diluted	57,938	59,660	62,272	59,427	63,658

* Stock-based compensation included in expense line items:

Fulfillment expenses	$99	$102	$126	$321	$340
Technology and development	1,169	1,190	950	3,430	2,795
Marketing	452	458	460	1,353	1,424
General and administrative	1,512	1,528	1,499	4,538	4,511

Reconciliation of Non-GAAP Financial Measures
(unaudited)
Non-GAAP net income reconciliation:
GAAP net income	$30,141	$32,443	$20,371	$84,947	$60,294
Stock-based compensation	3,232	3,278	3,035	9,642	9,070
Income tax effect of stock-based compensation	(1,302)	(1,272)	(1,266)	(3,833)	(3,298)

Non-GAAP net income	$32,071	$34,449	$22,140	$90,756	$66,066

Non-GAAP net income per share:
Basic	$0.57	$0.60	$0.37	$1.58	$1.07
Diluted	$0.55	$0.58	$0.36	$1.53	$1.04
Weighted average common shares outstanding:
Basic	56,146	57,872	60,408	57,576	61,651
Diluted	57,938	59,660	62,272	59,427	63,658

**	Certain prior period amounts have been reclassified to conform to current period presentation.

Netflix, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and par value data)

	As of
	September 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$55,717	$139,881
Short-term investments	99,745	157,390
Prepaid expenses	11,947	8,122
Prepaid revenue sharing expenses	10,671	18,417
Current content library, net	32,937	18,691
Deferred tax assets	5,706	5,617
Other current assets	18,239	13,329

Total current assets	234,962	361,447
Content library, net	104,539	98,547
Property and equipment, net	122,119	124,948
Deferred tax assets	17,244	22,409
Other assets	13,267	10,595

Total assets	$492,131	$617,946

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$93,451	$100,344
Accrued expenses	29,606	31,394
Current portion of lease financing obligations	1,342	1,152
Deferred revenue	79,123	83,127

Total current liabilities	203,522	216,017
Lease financing obligations, excluding current portion	36,940	37,988
Other liabilities	19,467	16,786

Total liabilities	259,929	270,791
Stockholders’ equity:
Common stock, $0.001 par value; 160,000,000 shares authorized at September 30, 2009 and December 31, 2008; 54,642,694 and 58,862,478 issued and outstanding at September 30, 2009 and December 31, 2008, respectively	64	62
Additional paid-in capital	378,549	338,577
Treasury stock at cost (9,144,939 and 3,491,084 shares at September 30, 2009 and December 31, 2008, respectively)	(340,362)	(100,020)
Accumulated other comprehensive income, net	552	84
Retained earnings	193,399	108,452

Total stockholders’ equity	232,202	347,155

Total liabilities and stockholders’ equity	$492,131	$617,946

Netflix, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2009	June 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Cash flows from operating activities:
Net income	$30,141	$32,443	$20,371	$84,947	$60,294
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and intangibles	9,618	9,013	8,643	27,806	23,313
Amortization of content library	56,690	53,235	47,596	159,229	162,178
Amortization of discounts and premiums on investments	126	119	122	439	438
Stock-based compensation expense	3,232	3,278	3,035	9,642	9,070
Excess tax benefits from stock-based compensation	(1,600)	(3,815)	(1,093)	(9,099)	(4,467)
Loss (gain) on disposal of property and equipment	—	110	(1)	254	101
(Gain) loss on sale of short-term investments	(984)	101	494	(1,455)	(3,748)
Gain on disposal of DVDs	(2,491)	(506)	(3,205)	(5,030)	(9,856)
Deferred taxes	(71)	5,404	(3,894)	4,710	(7,255)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	7,625	(8,845)	(7,022)	(1,611)	(15,219)
Content library	(9,998)	(9,343)	(5,773)	(41,432)	(37,167)
Accounts payable	(13,173)	(6,549)	(744)	(11,150)	15,028
Accrued expenses	2,175	(234)	4,730	6,272	(1,994)
Deferred revenue	(1,372)	(128)	(1,989)	(4,004)	(5,768)
Other assets and liabilities	(1,607)	1,019	(775)	(272)	6,989

Net cash provided by operating activities	78,311	75,302	60,495	219,246	191,937

Cash flows from investing activities:
Purchases of short-term investments	(21,006)	(28,769)	(22,950)	(102,159)	(180,841)
Proceeds from sale of short-term investments	85,904	7,832	50,004	130,669	245,440
Proceeds from maturities of short-term investments	3,480	26,175	605	30,985	2,170
Purchases of property and equipment	(9,994)	(6,933)	(9,226)	(23,499)	(36,319)
Acquisitions of intangible asset	—	—	(62)	(200)	(1,062)
Acquisitions of content library	(46,273)	(43,224)	(28,828)	(135,996)	(124,554)
Proceeds from sale of DVDs	3,345	1,159	3,787	7,230	13,673
Investment in business	—	—	—	—	(6,000)
Other assets	134	11	3	143	31

Net cash provided by (used in) investing activities	15,590	(43,749)	(6,667)	(92,827)	(87,462)

Cash flows from financing activities:
Principal payments of lease financing obligations	(294)	(295)	(234)	(858)	(586)
Proceeds from issuance of common stock	2,725	9,778	2,576	26,092	15,642
Excess tax benefits from stock-based compensation	1,600	3,815	1,093	9,099	4,467
Repurchases of common stock	(129,686)	(72,511)	(90,028)	(244,916)	(189,913)

Net cash used in financing activities	(125,655)	(59,213)	(86,593)	(210,583)	(170,390)

Net decrease in cash and cash equivalents	(31,754)	(27,660)	(32,765)	(84,164)	(65,915)
Cash and cash equivalents, beginning of period	87,471	115,131	144,289	139,881	177,439

Cash and cash equivalents, end of period	$55,717	$87,471	$111,524	$55,717	$111,524

Non-GAAP free cash flow reconciliation:
Net cash provided by operating activities	$78,311	$75,302	$60,495	$219,246	$191,937
Purchases of property and equipment	(9,994)	(6,933)	(9,226)	(23,499)	(36,319)
Acquisitions of intangible asset	—	—	(62)	(200)	(1,062)
Acquisitions of content library	(46,273)	(43,224)	(28,828)	(135,996)	(124,554)
Proceeds from sale of DVDs	3,345	1,159	3,787	7,230	13,673
Other assets	134	11	3	143	31

Non-GAAP free cash flow	$25,523	$26,315	$26,169	$66,924	$43,706

Netflix, Inc.

Consolidated Other Data

(unaudited)

(in thousands, except percentages, average monthly revenue per paying subscriber, average monthly gross profit per paying

subscriber and subscriber acquisition cost)

	As of / Three Months Ended
	September 30, 2009	June 30, 2009	September 30, 2008
Subscriber information:
Subscribers: beginning of period	10,599	10,310	8,411
Gross subscriber additions: during period	2,180	1,936	1,528
Gross subscriber additions year-to-year change	42.7%	39.9%	17.8%
Gross subscriber additions quarter-to-quarter sequential change	12.6%	(19.8)%	10.4%
Less subscriber cancellations: during period	(1,670)	(1,647)	(1,267)
Subscribers: end of period	11,109	10,599	8,672
Subscribers year-to-year change	28.1%	26.0%	23.4%
Subscribers quarter-to-quarter sequential change	4.8%	2.8%	3.1%
Free subscribers: end of period	274	224	182
Free subscribers as percentage of ending subscribers	2.5%	2.1%	2.1%
Paid subscribers: end of period	10,835	10,375	8,490
Paid subscribers year-to-year change	27.6%	26.0%	24.0%
Paid subscribers quarter-to-quarter sequential change	4.4%	2.6%	3.1%
Average monthly revenue per paying subscriber	$13.30	$13.29	$13.60
Average monthly gross profit per paying subscriber	$4.65	$4.53	$4.65
Churn	4.4%	4.5%	4.2%
Subscriber acquisition cost	$26.86	$23.88	$32.21
Margins:
Gross margin	34.9%	34.1%	34.2%
Operating margin	11.6%	13.0%	10.0%
Net margin	7.1%	7.9%	6.0%
Expenses as percentage of revenues:
Technology and development	7.1%	6.6%	6.8%
Marketing	13.8%	11.3%	14.4%
General and administrative	2.7%	3.2%	3.4%
Gain on disposal of DVDs	(0.3)%	0.0%	(0.4)%

Total operating expenses	23.3%	21.1%	24.2%
Year-to-year change:
Total revenues	24.0%	21.0%	16.1%
Subscription	24.9%	17.3%	14.0%
Fulfillment expenses	11.2%	15.4%	23.3%
Technology and development	28.4%	22.2%	29.0%
Marketing	19.0%	15.6%	0.1%
General and administrative	(1.7)%	(1.2)%	(8.7)%
Gain on disposal of DVDs	(1.5)%	(94.8)%	(29.5)%
Total operating expenses	19.1%	17.9%	6.3%